EXHIBIT 99.2

        IA GLOBAL ACQUIRES JAPANESE COMPANY, 2003 REVENUE OF $28,000,000

BURLINGAME, CA   March 25, 2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced today it had completed the acquisition of a 60.5% equity share in Rex Tokyo Co. Ltd. ("Rex Tokyo"), a privately held Japanese company on March 18, 2004. This acquisition expands our Media and Entertainment group and provides further consolidation of our Japanese businesses and provides substantial revenue growth. Rex Tokyo completed its fiscal year on September 30, 2003 with revenues of 3 billion Japanese Yen or approximately $28 million at the current exchange rate.

The consideration paid by IA Global Inc. was 100 million Japanese Yen, or approximately $919,000 in cash at the current exchange rate, and 462,000 shares of our common stock, which had a value of $.30 per share as of the closing.

IA Global Inc. owns 60.5% of the common stock of Rex Tokyo. Mr. Hiroyuki Ejima, founder and continuing CEO of Rex Tokyo, is the next largest shareholder with 17%. Other shareholders include affiliates of Mr. Ejima and Nihon Cash Machines, a major supplier of Rex Tokyo, who is a listed company in Japan on the Second Board of the Tokyo Stock Exchange.

Rex Tokyo is a supplier and maintenance contractor of parts to the Pachinko and machine gaming industry in Japan. The Pachinko and machine gaming industry in Japan is a major business. Rex Tokyo is a supplier and fitter of installations for both new Pachinko parlors and stores that are carrying out re-fittings. It supplies items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, as well as numerous new Pachinko and slot machines. In addition, it also contracts to carry out the maintenance of the machinery within these parlors.

The acquisition of Rex Tokyo, the recent acquisition of Fan Club Entertainment, and the development of the Internet acceleration technology with QuikCAT.com, Inc. and our joint-venture company, QuikCAT Australia Pty Ltd., are key components of our strategy to shift our revenue model from broadband entertainment channels and revenues derived from advertising to a renewed focus on developing media technology products and services and on licensing revenues.

The company's CEO, Alan Margerison, said, "We are extremely pleased to announce this acquisition. Rex Tokyo is a strong company that has significant revenue. As a leader in the supply, maintenance and fitting of machinery for the Japanese machine gaming industry, Rex Tokyo is a key component in our acquisition program."

According to Mr. Hiroyuki Ejima, Chief Executive Officer of Rex Tokyo, "Teaming up with IA Global is a great opportunity for us."

ABOUT IA GLOBAL INC.

IA Global, Inc. is a technology, media and entertainment company. Through our 67% equity interest in Fan Club Entertainment Co., Ltd., a privately held Japanese company, we provide advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., an affiliated company which has recently signed a 5-year agreement with Marvel Entertainment Inc. and Marvel Characters Inc. to manage their fan club in Japan. In addition, we have developed an Internet acceleration product and service that uses a combination of highly advanced and proven compression and caching technologies to increase delivery of Internet and e-mail data to the end-user by an average of between 4-6 times. We recently formed a joint venture company in Australia named QuikCAT Australia Pty Ltd. to market and distribute our internet acceleration software service in the Australia and New Zealand markets. Finally, through our 60.5% equity ownership in Rex Tokyo Co. Ltd., a privately held Japanese company, we are a supplier and maintenance contractor of parts to the Pachinko and machine gaming industry in Japan.

For further information, contact:
Mark Scott
CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA. 94010
Phone:650-685-2402
Fax: 650-685-2404
Email: scott@iaglobalinc.com
WebSite: www.iaglobalinc.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K AND FORMS 10-Q AND OTHER FORMS AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.